--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                                     [X]
Filed by a Party other than the Registrant                  [ ]

Check the appropriate box:
[ ]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                                Fonix Corporation
.................................................................................
                  (Name of Registrant as Specified in Charter)
.................................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
               .................................................................

          2)   Aggregate number of securities to which transaction applies:
               .................................................................

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               .................................................................

          4)   Proposed maximum aggregate value of transaction:
               .................................................................

          5)   Total fee paid:
               .................................................................


[ ]       Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
           1)        Amount Previously Paid:....................................
           2)        Form, Schedule or Registration Statement No................
           3)        Filing Party:..............................................
           4)        Date Filed:................................................
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



                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 12, 2002

To the Shareholders:

            Notice is hereby given that the Annual Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the Westin Hotel Waltham, 70 Third Avenue, Waltham, Massachusetts, 02154 on Friday, July 12, 2002, at 10:00 a.m., E.D.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

          1. To elect five directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

          2. To consider and act upon a proposed amendment to the Company's certificate of incorporation that increases the authorized capital of the Company to include 800,000,000 shares of common stock; and

          3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

            The Company's Board of Directors has fixed the close of business on Friday, May 24, 2002, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 180 West Election Road, Suite 200, Draper, Utah 84020, during the ten business days prior to the meeting.

            You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                              By Order of the Board of Directors,

Salt Lake City, Utah
May 24, 2002                  Thomas A. Murdock,
                              Chairman of the Board and Chief Executive Officer

                                Fonix Corporation
                             180 West Election Road
                                    Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600

    ------------------------------------------------------------------------


                                 PROXY STATEMENT

    ------------------------------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Fonix Corporation ("Fonix" or the "Company") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Westin Hotel Waltham, 70 Third Avenue, Waltham, Massachusetts, 02154 on Friday, July 12, 2002, at 10:00 a.m., E.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR the nominees for directors set forth herein; and (ii) FOR approval of a proposed amendment to the Company's certificate of incorporation that would increase the authorized capital of the Company to include 800,000,000 shares of common stock. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non- votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company. (The Company anticipates that the inspectors will be employees, attorneys or agents of the Company.)

The close of business on May 24, 2002, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 475,268,639 shares of the Company's Class A common stock outstanding and entitled to vote, held by 898 holders of record. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about June 5, 2002.

    ------------------------------------------------------------------------

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

            The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no fewer than three. Presently, the Company's Board of Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

            The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

          THOMAS A. MURDOCK, 58, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. He has been the Company's chief executive officer since January 26, 1999. Mr. Murdock also has served as president of SCC Asset Management Inc., formerly Studdert Companies Corporation ("SCC"), a related party, since 1992. For much of his career, Mr. Murdock was a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock also serves as a director of KLS Enviro Resources, Inc.("KLS") and SCC.

          ROGER D. DUDLEY, 49, is a co-founder of the Company and has served as an executive officer and member of the Company's board of directors since June 1994. Mr. Dudley currently serves as the Company's executive vice president and chief financial officer. After several years at IBM in marketing and sales, he began his career in the investment banking industry. He has extensive experience in corporate finance, equity and debt private placements and asset management. Mr. Dudley also serves as a director of KLS, SCC, and Audium Corporation.

          JOHN A. OBERTEUFFER, Ph.D., 62, has been a director of the Company since March 1997, vice president since January 1998, and chief technology officer since March 2001. He is the founder and former president of Voice Information Associates, Inc., a consulting group that publishes the monthly newsletter, ASRNews. Dr. Oberteuffer also is president of the American Voice Input/Output Society. He was formerly vice president of Voice Processing Corp. (now merged with Voice Control Systems, Inc.), and also was founder and CEO of Iris Graphics, which was acquired by Seitex Corp. Dr. Oberteuffer received his bachelor's and master's degrees from Williams College, and his Ph.D. in Physics from Northwestern University. He was a member of the research staff at Massachusetts Institute of Technology for five years.

          WILLIAM A. MAASBERG, JR., 62, became a director of the Company in September 1999 and was named chief operating officer February 1, 2000. From December 1997 through February 1999, Mr. Maasberg was vice president and general manager of the AMS Division of Eyring Corporation which manufactures multi- media electronic work instruction software applications. He was also a co-founder and principal in Information Enabling Technologies, Inc. ("IET"), and LIBRA Corporation ("LIBRA"), two companies focusing on software application development, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997. Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities. He received his B.S. Degree from Stanford University in Electrical Engineering and his M.S. in Electrical Engineering from the University of Southern California.

          MARK S. TANNER, 47, became a director of the Company in November 1999. Mr. Tanner is currently self- employed as a consultant and was most recently the chief financial officer and senior vice president of finance and administration for Mrs. Fields' Original Cookies, Inc. Mr. Tanner spent nine years at PepsiCo, where he was chief financial officer for Pepsi International's operations in Asia, the Middle East, and Africa. He was vice president of strategic planning for Pepsi North America, as well as chief financial officer for Pepsi North America's Pepsi East Operations. Mr. Tanner also spent ten years with United Technologies Corporation in various capacities, including director of corporate development. Mr. Tanner holds a B.A. in economics from Stanford University and an M.B.A. in Finance and Accounting from the University of California at Los Angeles.

            Messrs. Murdock, Dudley, Oberteuffer, Maasberg, and Tanner are nominees for election to the Company's Board of Directors. None of the executive officers, directors or nominees of the Company is related to any other officer, director or nominee of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

    ------------------------------------------------------------------------


                                 PROPOSAL NO. 2

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY TO INCLUDE 800,000,000 SHARES OF COMMON STOCK, PAR VALUE $.0001 PER SHARE.

            The first sentence of Article Fourth of the Company's certificate of incorporation, as amended to date, reads:

            "FOURTH: The total number of shares of stock which the Company shall have authority to issue is FIVE HUNDRED MILLION (500,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock."

            The Company's Board of Directors has approved and recommends to the shareholders the adoption of an amendment to this sentence of Article Fourth of the Company's certificate of incorporation that would increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 800,000,000 shares. The first sentence of Article Fourth, as amended, would read as follows:

            "FOURTH: The total number of shares of stock which the Company shall have authority to issue is EIGHT HUNDRED MILLION (800,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock."

Except for this change, the proposed amendment would not affect any other provision of the certificate of incorporation. The text of the proposed amendment to amend Article Fourth to the certificate of incorporation is attached to this proxy statement as Exhibit 1 and is incorporated herein by reference.

            Background of the Proposed Amendment

            As of the Record Date, there were 475,268,639 shares of the Company's Class A Common Stock issued and outstanding. As of the Record Date, there were 35,451,303 shares of Class A Common Stock reserved for issuance pursuant to presently issued and outstanding options, warrants and similar rights, including shares that have been set aside for issuance under the Company's existing incentive stock option plans. As of May 10, 2002, the Company had 16,260,000 of these options and warrants subject to lock-up agreements, under which these option and warrant holders have agreed not to exercise their options or warrants until the Company's shareholders have approved the increase in authorized capital of the Company. Thus, as of the Record Date, the Company had shares of Common Stock outstanding and options and warrants exercisable which total 494,459,942 shares of the Company's Common Stock.

            There are 1,985,000 shares of Class B Common Stock outstanding, and there are no other classes of common stock.

            Management believes that the proposed amendment would benefit the Company by allowing the Board of Directors to issue additional equity securities to raise additional capital, to pursue strategic investment and technology partners, to facilitate possible future acquisitions and to provide stock-related employee benefits. To date, the Company's primary source of financing has been private sales of Class A Common Stock or other equity or debt securities convertible into Class A Common Stock. To facilitate such financing transactions, the authorized capital of the Company will need to be increased pursuant to a shareholder-approved amendment to the certificate of incorporation.

            For these reasons, the Company's Board of Directors is seeking shareholder approval of the proposed amendment.

            If the proposed amendment is approved at the Annual Meeting, generally, no shareholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject.

            Depending upon the consideration per share received by the Company for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those shareholders who previously paid a higher consideration per share for their stock. Also, future issuances of Common Stock will increase the number of outstanding shares, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company. Holders of Common Stock do not have any preemptive rights to acquire any additional securities issued by the Company.

            If the Company's shareholders do not approve the proposed amendment, the Company will be precluded from raising additional equity capital, pursuing strategic partnership arrangements and acquisitions, or other similar transactions in which the Company is required to issue shares of Common Stock. In such event, the Company's operations and financial condition will be materially and adversely affected because the Company presently does not have sufficient cash reserves or revenues from operations to pay its operating expenses. Moreover, even if the Company were to negotiate additional merger, acquisition, or other transactions on terms acceptable to the Company, the Company likely would not be able to complete such transactions without an increase in authorized capital.

            Adoption of the proposal to approve the proposed amendment requires the affirmative vote either by proxy or in person at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. If approved by the shareholders, the proposed amendment would become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the certificate of incorporation setting forth such increase.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

    ------------------------------------------------------------------------



                       INFORMATION ABOUT FONIX CORPORATION

                      SIGNIFICANT EMPLOYEES AND CONSULTANTS

            In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business during 2002.

            ROLF-JUERGEN BRUESS is senior advisor for strategic implementation and marketing. He has over 20 years of senior and management experience in semiconductors, communications, consumer and automotive electronics, strategic technical marketing and sales with Siemens AG and Mannesmann VDO. While at Siemens, he managed 1,500 world-wide engineering and sales personnel achieving $750 million in annual sales.

            KURT FLYGARE is vice president of sales and joined the Company in January 2001. He was previously senior vice president of sales business development at NetPartner Inc. Prior to NetPartner, he spent three years with Baan Company in various executive positions, including vice president of sales and indirect channel, North America, and director of sales and business partner alliances, North America. Previous sales experience includes positions with Corel, Novell, Inc., and WordPerfect Corporation. Mr. Flygare received his B.S. in Business from Brigham Young University.

            KIRK M. FELLER is vice president and general manager of consumer applications and joined the Company in January 2001. He was previously senior vice president of marketing at NetPartner Inc. Prior to NetPartner, he co-founded HighAltitude Sales and Marketing, where he managed and directed sales, advertising, and marketing efforts. Other prior experience includes two years with Zebra Technologies as director of channel sales and marketing, and ten years at WordPerfect Corporation and Novell, Inc., where he held various positions, including regional director of channel sales and marketing. Mr. Feller is a graduate of Brigham Young University, where he received a B.S. degree in Business.

            D. LYNN SHEPHERD is vice president and general manager of embedded automotive and wireless and mobile applications and has been employed by the Company since 1997. He was employed by Synergetics from 1992 to March 13, 1997. Before his employment with Synergetics, he was employed with Mentorgraphics where he acted as a software systems architect in automatic semiconductor design. Before Mentorgraphics, he worked on a contract basis with Signetics, Inc. Mr. Shepherd graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from Brigham Young University.

          J. MARK HAMILTON is vice president and general manager of computer telephony and server solutions and has been employed by the Company since 1997. Previously, he was employed by Synergetics, Inc., from 1996 to 1997. He has been a project leader in developing the Company's SDK System and has worked on the Company's portable voice project. Before his employment with Synergetics, he was employed by Intelligent

          Technologies, Inc., where he helped form the company and designed and developed the educational software product called IntelliBots for Macintosh and Windows. Mr. Hamilton graduated from Brigham Young University with a Bachelor of Science in Electrical Engineering.

          R. BRIAN MONCUR is director of core technologies Implementation and has been with the Company since 1997. He was previously employed by Synergetics, Inc., from 1992 to 1997. Before his employment with Synergetics, he was employed by Signetics, Inc. and Mentorgraphics, where he was a senior process engineer and software development engineer. Mr. Moncur graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering.

          DOUGLAS A. JENSEN is director of embedded product development and has been with the Company since 1997. Previously, he was employed by Novell as strategic engineer between Novell and Intel. He also worked for North American Philips. Mr. Jensen graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering.

            JOHN E. HOLMGREN is director of business development and has been employed by Fonix since August 2001. Previously, he worked with Lucent Speech Solutions group of Lucent Technologies, Inc., as manager of business development, focused on developing and marketing speech products for ISV, enterprise and service provider markets. He also fulfilled similar business development and product manager functions for other units of Lucent Technologies and for Bell Labs and AT&T Direct Services Division. Mr Holmgren graduated from the University of Wisconsin with a Bachelor of Science in Psychology and from Stanford University with a Ph.D. in Mathematical Psychology.

            K.H. LOKEN-KIM is vice president and general manager of Fonix Asia and has been employed by Fonix since 1998. Previously, he was employed as a senior researcher at Fujitsu Laboratories in Akashi, Japan, where he was in charge of multimodal human-computer information processing research projects. He has over 20 years of related experience in telecommunications, including a four-year assignment at the Advanced Telecommunications Research Institute. Mr. Loken-Kim has a Bachelor of Arts in Metallurgical Engineering from Han Yang University in Seoul, Korea, a Master of Science in Industrial Engineering from North Carolina A&T State University, and a Ph.D. in Industrial Engineering from North Carolina State University.

          EDWARD A. BRUCKERT is an advisory scientist and has been employed by Fonix since December 2001. Previously, he was employed by Force Computers, Inc. and Digital Equipment Corporation as the technical leader for the DECtalk text-to-speech product. His experience includes 31 years of work in speech synthesis and hardware engineering. Mr. Bruckert graduated from the University of Massachusetts with a Bachelor of Science in Electrical Engineering and a Bachelor of Science in Computing Engineering.

          C. HAL HANSEN is an independent consultant and is co-inventor of some of the Company's automated speech recognition technologies. He is chairman and CEO of Synergetics, IMC2, and Adiva Corporation. For approximately 14 years, he was employed by Signetics, Inc. in various capacities, including test equipment engineer, characterization engineer, product engineer, and electronic specialist. He was involved in the design, fabrication and release of layout design for PC boards and interfaces. In 1991, Mr. Hansen founded Synergetics, Inc., were he directs new product development and engineering. IMC2 currently provides consulting in research and development to the Company in the area of ASR. Mr. Hansen holds a degree in electronics from the Utah Trade Technical Institute of Provo, Utah.

          TONY R. MARTINEZ, Ph.D. is a senior consulting scientist for the Company's neural network development. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the Brigham Young University Ph.D./MS program. His principal research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks. Dr. Martinez received his Ph.D. in computer science at University of California at Los Angeles.

            None of the executive officers or directors of the Company is related to any other officer or director of the Company.

        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

            The Company's board of directors took action at four duly noticed meetings of the board during 2001. Each director attended (in person or telephonically) all of the meetings of the Company's board of directors. During 2001, the Company's board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley (chairman), Maasberg and Tanner; and Compensation Committee, comprised of Messrs. Murdock (chairman), Maasberg and Tanner. These standing committees conducted meetings in conjunction with meetings of the full board of directors.

                            Report of Audit Committee

            The Audit Committee conducted four meetings during the year ended December 31, 2001. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor's independence. Based upon its review and the discussions described, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                            Compensation of Directors

            Prior to April 1996, the Company's directors received no compensation for their service. The Company historically has reimbursed its directors for actual expenses incurred in traveling to and participating in directors' meetings, and the Company intends to continue that policy for the foreseeable future. On March 30, 1996, the Company's board of directors adopted, and the Company's shareholders subsequently approved, the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, members of the Board as constituted on the date of adoption received options to purchase 200,000 shares of the Company's Class A common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 200,000 shares for each of fiscal years 1996 through 2000, which options vested after completion of at least six months' service on the board during those fiscal years. These options have terms of ten years. Similar grants have been made to the Company's directors under the Company's 1998 Stock Option Plan. Under the Directors Plan and the 1998 Stock Option Plan, the Company granted the following stock options to non-employee members of the board during 2001:

           Stock Options Granted to Directors During Fiscal Year 2001

                                    Shares                  Date                        Exercise
Name (1)                            Granted                 Granted                 Price Per Share
----                                -------                 -------                 ---------------

Mark S. Tanner                      200,000                 12/07/01                     $0.14

          (1)  Directors  who  are  also  Named  Executive   Officers   (defined
               hereafter) received options as set forth elsewhere in this report.

                Compliance With Section 16(a) of the Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2001, the Company is aware of the following untimely filings:

     Thomas A. Murdock received options to purchase 700,000 shares of the Company's Class A common stock on December 7, 2001. The transactions will be reported on a Form 5 to be filed.

     Roger D. Dudley received options to purchase 700,000 shares of the Company's Class A common stock on December 7, 2001. The transactions will be reported on a Form 5 to be filed.

     William A. Maasberg, Jr., received options to purchase 450,000 shares of the Company's Class A common stock on December 7, 2001. The transactions will be reported on a Form 5 to be filed.

     John O. Oberteuffer, received options to purchase 450,000 shares of the Company's Class A common stock on December 7, 2001. The transactions will be reported on a Form 5 to be filed.

     Mark S. Tanner received options to purchase 200,000 shares of the Company's Class A common stock on December 7, 2001. The transaction will be reported on a Form 5 to be filed.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

            Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the 1933 Act or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this Proxy Statement, in whole or in part, the following Executive Compensation Report and the performance graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

            This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers at December 31, 2001, and whose annual compensation exceeded $100,000 during such year (collectively, the "Named Executive Officers"), during the year ended December 31, 2001.

     Compensation Policy. The Committee's policy with respect to executive compensation has been designed to:

          o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

          o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

          o Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

            The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's stock incentive plans and (c) certain other benefits provided to the Company's executive officers. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's stock incentive plans, selecting the individuals who will be awarded bonuses and stock options under the stock incentive plans, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's stock incentive plans.

            The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for the achievement of goals established by the board of directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including selected members of management, and to reward such officers and employees for achieving goals that have been established for the Company. The Company believes its incentive compensation plan rewards management when the Company and its shareholders have benefitted from achieving the Company's goals and targeted research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

            Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

          o Base Salary. Subject to the terms of employment agreements with certain executive officers, the Compensation Committee periodically reviews and approves the base salary paid by the
               Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

          o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Company's stock incentive plans allow the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's Class A common stock.

               Under the terms of the stock incentive plans, the Board of Directors and the Compensation Committee have authority, within the terms of the stock incentive plans, to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock options granted under the stock incentive plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's common stock.

          o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

            Compensation of the Chief Executive Officer. As described elsewhere in this Report, the Company has entered into an executive employment agreement with Mr. Murdock. The material terms of this executive employment agreement are described herein. The Compensation Committee believes that the monthly compensation under such contract adequately and fairly compensates this executive officer in relation to his respective responsibilities, capabilities, contributions and dedication to the Company and secures for the Company the benefit of his leadership, management and financial skills and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Murdock to the Company and are warranted to keep them in line with the compensation earned by chief executive officers employed by companies of comparable size or within the Company's industry.

            Conclusion. The Compensation Committee believes that the concepts discussed above further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the board of directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering shareholder interests.

            The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                                    Respectfully submitted,

                                    Compensation Committee:

                                    Thomas A. Murdock
                                    William A. Maasberg, Jr.
                                    Mark S. Tanner

            The following table sets forth information concerning the compensation paid to all Named Executive Officers who were serving as executive officers at December 31, 2001:

                           Summary Compensation Table

                                                                   Annual Compensation                    Long-Term Compensation
                                                                                          Other
                                                                                         Annual            Securities Underlying
   Name and Principal Position            Year                  Salary                    Bonus               Options/ SARs(5)
   ---------------------------            -----               ----------           ----------------         --------------------

   Thomas A. Murdock (1)                  1999                $316,574                       -                          0/0
   Chief Executive Officer &  President   2000                $320,804                       -                  1,850,000/0
                                          2001                $315,057                       -                    700,000/0

   Roger D. Dudley (1)                    1999                $317,764                       -                          0/0
   Executive Vice President & Chief       2000                $320,845                       -                  1,850,000/0
      Financial Officer                   2001                $314,895                       -                    700,000/0

   William A. Maasberg, Jr.               2000                $208,411                       -                    550,000/0
   Chief Operating Officer                2001                $226,584                       -                    450,000/0

   John A. Oberteuffer                    1999                $199,238                       -                          0/0
   Vice President & Chief                 2000                $227,348                       -                    350,000/0
       Technology Officer                 2001                $234,716                       -                    450,000/0



          (1) The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996, and amended effective January 31, 2000, to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

               Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

               Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

          (2) The Company has an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The expiration date is January 31, 2003.

               The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

          (3) The Company has an employment agreement with Mr. Oberteuffer that was effective February 1, 2000, and subsequently amended effective April 1, 2001. The terms of the agreement establish the annual base salary of $235,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Oberteuffer is entitled to customary insurance benefits, office and support staff, and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The expiration date is January 31, 2003.

               The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, Mr. Oberteuffer has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

          (4) All options granted in 2001, 2000, and 1999 were granted pursuant to the Company's 1998 Stock Option Plan.

                        Option Grants in Fiscal Year 2001


                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                        Annual Rates of
                                                                                                          Stock Price
                                                                                                       Appreciation for
                                Individual Grant                                                         Option Term
----------------------------------------------------------------------------------------------    -----------------------------
(a)                               (b)          (c)              (d)                 (e)                 (f)            (g)
                               Number of
                              Securities   % of Total
                              Underlying   Options to        Exercise
                                Options     Employees          Price            Expiration
Name                          Granted (#)   in Fiscal        ($/Share)             Date                 5%             10%
                                 Year
--------------------------  -------------- -----------  ------------------  ------------------    --------------- -------------
Thomas A. Murdock               700,000       8.6%             $0.14             12/07/11             $61,632       $156,187

Roger D. Dudley                 700,000       8.6%             $0.14             12/07/11             $61,632       $156,187

William A. Maasberg             450,000       5.5%             $0.14             12/07/11             $39,620       $100,146

John A Oberteuffer, Ph.D.       450,000       5.5%             $0.14             12/07/11             $39,620       $100,146


               Aggregated Option/SAR Exercises in Last Fiscal Year
                 and Related December 31, 2001 Option/SAR Values



           (a)                     (b)                (c)                         (d)                             (e)
                                                                         Number of Securities                   Value of
                                 Shares                                 Underlying Unexercised                In-the-Money
                                Acquired                                     Options/SARs                   Options/SARs at
                                   on                Value               at December 31, 2001              December 31, 2001
Name                          Exercise (#)       Realized ($)          Exercisable/Unexercisable     Exercisable/Unexercisable (#)
                                                                                  (#)
-----------------------    ------------------ ------------------  ------------------------------- ----------------------------------
Thomas A. Murdock                   0                 $0                   3,600,000/500,000                        $0/$0
Roger D. Dudley                     0                 $0                   3,600,000/500,000                        $0/$0
William A. Maasberg                 0                 $0                    950,000/250,000                         $0/$0
John A. Oberteuffer, Ph.D.          0                 $0                   1,100,000/250,000                        $0/$0



            No options were exercised by the Named Executive Officers during the fiscal year and no options held by them were in the money as of December 31, 2001.

                              EMPLOYMENT CONTRACTS

            The Company has executive employment agreements with Messrs. Murdock and Dudley that were initiated November 1, 1996, and amended effective January 31, 2000, to extend the term of the agreement and reduce the base compensation. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical and are as follows: the annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the board of directors. The expiration date is December 31, 2005. As bonus compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 1,400,000 options of the Company's Class A common stock at an exercise price of $1.01. The options expire July 19, 2010.

            Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

            Each executive employment agreement contains a non-disclosure, confidentiality, non-solicitation and non- competition clause. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

            The Company has an employment agreement with Mr. Maasberg that was effective February 1, 2000. The terms of the agreement establish the annual base salary of $225,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Maasberg is entitled to customary insurance benefits, office and support staff. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The expiration date is January 31, 2003.

            The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Maasberg has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

            The Company has an employment agreement with Mr. Oberteuffer that was effective February 1, 2000 and subsequently amended effective April 1, 2001. The terms of the agreement establish the annual base salary of $235,000, which may be adjusted upward in future years as deemed appropriate by the board of directors. Mr. Oberteuffer is entitled to customary insurance benefits, office and support staff, and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. The expiration date is January 31, 2003.

            The employment agreement contains a non-disclosure, confidentiality, non-solicitation and non-competition clause. Under the terms of the non-competition clause, Mr. Oberteuffer has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

Stock Performance Graph

            The following graph compares the yearly cumulative total returns from the Company's Class A common stock during the five fiscal year period ended December 31, 2001 with the cumulative total return on the Media General Index and the Standard Industrial Classification (SIC) Code Index for that same period. The comparison assumes $100 was invested on December 31, 1996, in the Company's Class A common stock and in the common stock of the companies in the referenced Indexes and further assumes reinvestment of dividends.


     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG FONIX CORPORATION, NASDAQ
                         MARKET INDEX AND SIC CODE INDEX
                                [GRAPHIC OMITTED]




                                   1996         1997        1998         1999        2000         2001
---------------------------------------------------------------------------------------------------------
Fonix Corporation                 100.00        35.09       15.05         3.37        3.42          1.17
SIC Code Index                    100.00       133.68      126.58       229.12      264.16         77.11
NASDAQ Market Index               100.00       122.32      172.52       304.29      191.25        152.46




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of May 24, 2002, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 180 West Election Road, Suite 200, Draper, Utah 84020.

                                                                               Number of
                                                                                Shares
                Name and Address of 5% Beneficial Owners,                    Beneficially                      Percent of
                    Executive Officers and Directors                             Owned                          Class(1)



            Thomas A. Murdock                                                11,615,534(2)                         2.4%
            Chairman of the Board & Chief
               Executive Officer

            Roger D. Dudley,                                                  6,264,653(3)                         1.3%
            Executive Vice President & Chief
               Financial Officer, Director

            John A. Oberteuffer, Ph.D.,                                       1,910,000 (4)                         *
            Vice President & Chief Technology Officer,
            Director

            William A. Maasberg Jr., Chief Operating Officer,                 1,150,000(4)                          *
            Director

            Mark S. Tanner, Director                                            800,000(4)                          *

            Officers and Directors as a Group (5 persons)                    21,740,187                            4.5%


   *       Less than 1 percent.

   (1) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

   (2) Includes 7,984,622 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2002, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 2,661,541 shares as to which he directly owns Economic Rights. Also includes 2,813 shares owned directly by Mr. Murdock, 28,099 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household, and 3,600,000 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of May 20, 2002. Does not include 1,250,000 options which are not exercisable presently or within 60 days of May 20, 2002. As of May 24, 2002, all options and warrants held by Mr. Murdock are subject to a lock-up agreement, under which Mr. Murdock has agreed not to exercise any options or warrants until the Company's shareholders have approved an increase in the Company's authorized capital. Nevertheless, all of Mr. Murdock's options or warrants which are exercisable currently or within 60 days of May 20, 2002, are included above.

   (3) Includes (i) 2,661,540 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 2,813 shares owned directly by Mr. Dudley;
           (iii) 300 shares owned by Mr. Dudley's minor children; and (iv) 3,600,000 shares underlying stock options exercisable presently or within 60 days of May 20, 2002. Does not include 1,250,000 options which are not exercisable presently or within 60 days of May 20, 2002. As of May 24, 2002, all options and warrants held by Mr. Dudley are subject to a lock-up agreement, under which Mr. Dudley has agreed not to exercise any options or warrants until the Company's shareholders have approved an increase in the Company's authorized capital. Nevertheless, all of Mr. Dudley's options or warrants which are exercisable currently or within 60 days of May 20, 2002, are included above.

   (4) Consisting of options or warrants which are presently exercisable. As of May 24, 2002, all options and warrants held by Messrs. Oberteuffer, Maasberg, and Tanner are subject to a lock-up agreement, under which Messrs. Oberteuffer, Maasberg, and Tanner have agreed not to exercise any options or warrants until the Company's shareholders have approved an increase in the Company's authorized capital. Nevertheless, all of Messrs. Oberteuffer, Maasberg, and Tanner's options or warrants which are exercisable currently or within 60 days of May 20, 2002, are included above.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

SCC Asset Management Inc. ("SCC")  (formerly Studdert Companies Corp.)

     SCC is a Utah corporation that provides investment and management services. The officers, directors and owners of SCC are Stephen M. Studdert, former chairman and CEO of the Company, and Messrs. Murdock and Dudley. Each of Messrs. Murdock and Dudley is a director and executive officer of the Company.

            The Company subleases from SCC office space located at 60 East South Temple Street, Salt Lake City, Utah. The sublease, which expires in December 2002 and February 2003, requires the Company to pay the actual monthly rental of $10,368 and all common area charges payable under the lease with SCC's landlord.

                         INDEPENDENT PUBLIC ACCOUNTANTS

            The Company has not yet selected its independent public accountants for the current fiscal year. As such, the Company's shareholders are not being asked to approve a recommendation of the Company's independent public accountants.

            During the fiscal year ended December 31, 2001, and through March 31, 2002, Arthur Andersen LLP ("Andersen") was the Company's principal independent public accountants. The Salt Lake City, Utah, office of Andersen recently closed, and the audit personnel at Andersen who previously provided services to us are no longer employed by Andersen. As of May 20, 2002, we do not have a new contact, audit partner, or audit team at Andersen. Although neither the Company nor Andersen has terminated the relationship between the Company and Andersen, the Company is currently evaluating its relationship with Andersen, including consideration of engaging a new independent public accountant.

            The Company does not expect a representative of Andersen to attend the annual meeting, but if an Andersen representative should be present, he or she will be given the opportunity to make a statement and to respond to appropriate questions from stockholders if he or she desires to do so.

            During the most recent fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, through the record date, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused Andersen to make references in their reports to such disagreements.

            Andersen's report on the financial statements of the Company for the year ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated February 26, 2002, contained an explanatory paragraph regarding our ability to continue as a going concern. Similarly, Andersen's report on the financial statements of the Company for the year ended December 31, 2000, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated March 29, 2001, contained an explanatory paragraph regarding our ability to continue as a going concern.

Audit Fees

     In 2001, the aggregate fees billed by Andersen for its audit and quarterly reviews completed were $194,708.

Audit Related Fees

            In 2001, the aggregate fees billed by Andersen for audit related services were $114,460, related primarily to their review of registration statements filed with the SEC.

Financial Information Systems Design and Implementation

            In 2001, there were no fees billed by Andersen for financial information systems design and implementation.

All Other Fees

            In 2001, the aggregate fees billed by Andersen for all other non-audit services were $45,243.

    ------------------------------------------------------------------------



                                  OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

            The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

    ------------------------------------------------------------------------


                                  ANNUAL REPORT

            Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Roger D. Dudley, 180 West Election Road, Suite 200, Draper, Utah, 84020. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on May 24, 2002. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

            A Copy of the Company's 2001 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

    ------------------------------------------------------------------------


                              SHAREHOLDER PROPOSALS

            Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2001 Annual Meeting of Shareholders must have been received by the Company by December 31, 2001. No such proposals were received.

            Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2003 Annual Meeting of Shareholders must be received by the Company by December 31, 2002. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2002, and determine whether it is a proper proposal to present to the 2003 Annual Meeting.

    ------------------------------------------------------------------------


            The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors


                              Thomas A. Murdock
                              Chairman of the Board and Chief Executive Officer

Salt Lake City, Utah
May 24, 2002

                                   APPENDICES

1. EXHIBIT 1: PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY.

2.   FORM OF PROXY

   EXHIBIT 1
   The text of the proposed amendment is as follows:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FONIX CORPORATION

           Fonix Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

           DOES HEREBY CERTIFY:

           FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

                     RESOLVED, that the Company's Certificate of Incorporation be amended to increase the authorized capital of the Company to Eight Hundred Million (800,000,000) shares of its common stock.

                     FURTHER RESOLVED, that the form of the Amendment to the Certificate of Incorporation of the Corporation (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company will consist of 800,000,000 shares of common stock, par value $.0001 per share, and 50,000,000 shares of Preferred Stock, par value $.0001 per share.

           SECOND: That these resolutions have been adopted by the affirmative vote of the majority of shares present in person or represented by proxy at the Company's 2002 Annual Meeting of shareholders and entitled to vote on the resolutions in accordance with Section 216 of the General Corporation Law of the State of Delaware.

           THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this ___ day of June, 2002.

   Fonix Corporation                    Attest:


   By:                                  By:
       ------------------------            ---------------------------------
   Thomas A. Murdock                    Roger D. Dudley
   Title: President and                 Title:  Executive Vice President and
          Chief Executive Officer               Chief Financial Officer

                                    EXHIBIT A

   The text of the amendment to the Corporation's Certificate of Incorporation is as follows:

   "FOURTH: The total number of shares of stock which the Company shall have authority to issue is EIGHT HUNDRED MILLION (800,000,000) shares of Common Stock and FIFTY MILLION (50,000,000) shares of Preferred Stock. All shares of stock authorized hereunder shall have a par value of 1/100th of one cent ($.0001) per share.

     A. Common Stock. The Common Stock shall be of two classes, each without cumulative voting rights and without any preemptive rights, which classes shall be designated as Class A Common Stock and Class B Common Stock.

                     1.        Dividend and Other Rights of Common Stock.

                         a. Ratable Treatment.  Except as specifically otherwise
                    provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Company shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

                         b. Dividends. Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any liquidation of the Company, to share ratably in the assets of the Company available for distribution to the holders of Common Stock.

                     2.        Voting Rights of Common Stock.

                         a. Class A Common Stock.  Except as otherwise  provided
                    by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Company for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

                         b. Class B Common Stock.  Except as otherwise  provided
                    by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Company for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

                     3.        Redemption.

                         a. Class A Common Stock.  Except as otherwise  provided
                    by law, the Company shall have no right or obligation to redeem the Class A Common Stock.

                         b. Class B Common Stock. At any time after September 2,
                    2003, the Company shall have the right, exercisable at any time, to redeem from funds legally available therefor all or any portion of the then outstanding shares of Class B Common Stock at a per share price equal to the Redemption Price (as herein defined); provided that such redemption is made on a pro rata basis with respect to all holders of Class B Common Stock. Any redemption of the Class B Common Stock shall be effected by the delivery of a notice to each holder of Class B Common Stock, which notice shall indicate the number of shares of Class B Common Stock of each holder to be redeemed and the date that such redemption is to be effected, which shall be the date (the "Redemption Date") which is five (5) business days after the date such notice is delivered. All redeemed shares of Class B Common Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock, but may not be reissued as Class B Common Stock. The entire Redemption Price payable to any holder shall be paid in cash by the Redemption Date.

                               c.         Definitions.

                         (i) "Redemption Price" shall be (i) during the period between September 2, 2003 and that date sixty (60) days thereafter, two and 75/100 dollars ($2.75) per share of Class B Common Stock redeemed, and (ii) at any time after the sixty-first (61st) day following September 2, 2003, the Fair Market Value (as defined herein) of the Class A Common Stock on the Redemption Date.

                         (ii) "Fair Market Value" shall mean, on any  particular
                    date (a) the closing bid price per share of the Class A Common Stock on the last trading day immediately prior to such date on the Nasdaq SmallCap Market or other principal stock exchange or quotation system on which the Class A Common Stock is then listed or quoted or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Class A Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of Class A Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Class A Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Class A Common Stock is not then publicly traded the fair market value of a share of Class A Common Stock as determined by an appraiser selected in good faith by the Company.

     B. Preferred Stock. The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of

   Directors. In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Delaware law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with any provisions for the subsequent adjustment of such conversion rights; the voting rights; anti-dilution rights; terms of redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. If pursuant to this Article FOURTH, the Company's Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company's directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company."

FORM OF PROXY
                                Fonix Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Annual Meeting of Shareholders to be held at the Westin Hotel Waltham, 70 Third Avenue, Waltham, Massachusetts, 02154, on Friday, July 12, 2002, at 10:00 a.m. E.D.T., or at any adjournment thereof.

1.   Election of Directors.
     FOR                   WITHHOLD AS TO ALL         FOR ALL EXCEPT
     /  /                           /  /                    /  /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

     Thomas A. Murdock          Roger D. Dudley      John A. Oberteuffer, Ph.D.
     William A. Maasberg, Jr.   Mark S. Tanner

2. To consider and act upon a proposed amendment to the Company's certificate of incorporation that would increase the authorized capital of the Company to include 800,000,000 shares of Common Stock, par value $.0001 per share.
     FOR               AGAINST                  ABSTAIN
     /  /               /  /                     /  /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

Please sign and date this proxy where shown below and return it promptly:

Date:                                                , 2002
                        -----------------------------
Signed:
SIGNATURE(S)
              ------------------------------------------------------------------

PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.